Exhibit 10.3

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

This Amended and Restated Registration Rights Agreement (this “Agreement”) is made and entered into as of December 16, 2019 (the “Effective Date”) by and among Hess Midstream LP, a Delaware limited partnership (the “Company”), Hess Midstream GP LP, a Delaware limited partnership (“New HESM GP LP”), Hess Midstream GP LLC, a Delaware limited liability company (“New HESM GP LLC”), Hess Investments North Dakota LLC, a Delaware limited liability company (“Hess”), and GIP II Blue Holding Partnership, L.P., a Delaware limited partnership (“GIP”). Hess and GIP are collectively referred to herein as the “Sponsors” and individually as a “Sponsor.” The Company, New HESM GP LP, New HESM GP LLC and the Sponsors are collectively referred to herein as the “Parties” and individually as a “Party.”

WHEREAS, on April 10, 2017, Hess Midstream Operations LP, a Delaware limited partnership formerly known as Hess Midstream Partners LP (“HESM”), Hess Midstream Partners GP LP, a Delaware limited partnership, and Hess Midstream Partners GP LLC, a Delaware limited liability company, and the Sponsors entered into that certain Registration Rights Agreement (the “Original Agreement”) pursuant to which HESM provided the Sponsors with certain registration rights with respect to certain equity interests of HESM;

WHEREAS, the Parties and certain of their respective Affiliates are party to that certain Partnership Restructuring Agreement, dated as of October 3, 2019, pursuant to which (a) New HESM will acquire equity interests in and will, following the consummation of the transactions contemplated thereby, control HESM and HESM will become the operating company of New HESM, and (b) the Sponsors will hold HESM Class B Units (as defined herein) that are exchangeable for Class A Shares (as defined herein); and

WHEREAS, the Parties desire to amend and restate the Original Agreement in its entirety to provide each Sponsor with certain registration rights with respect to the Class A Shares on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the respective meanings set forth in this Section 1:

“Affiliate” means, with respect to any Person, (a) a Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by or is under common Control with, such Person, and (b) with respect to any investment fund or similar vehicle, (i) any Person who Controls, is Controlled by, or is under common Control with, such investment fund or similar vehicle and (ii) if such investment fund or similar vehicle is a partnership, a Person who has a common general partner with such investment fund or similar vehicle.

“Agreement” has the meaning set forth in the preamble.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined under Rule 405.

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of New York or the State of Texas shall not be regarded as a Business Day.

“claim” has the meaning set forth in Section 5(a).

“Class A Shares” has the meaning set forth in the Company Agreement.

“Commission” means the U.S. Securities and Exchange Commission or any other federal agency then administering the Securities Act or Exchange Act.

“Company” has the meaning set forth in the preamble.

“Company Agreement” means the Amended and Restated Agreement of Limited Partnership of the Company, dated as of December 16, 2019, as the same may be amended, supplemented or restated from time to time.

“Company Securities” means any class or series of equity interest in the Company.

“Control” and its derivatives mean (a) with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise; (b) with respect to a corporation, the power to exercise or determine the voting of more than 50% of the voting rights in such corporation; (c) with respect to a partnership (whether general or limited), ownership, directly or indirectly, of more than 50% of the general partner interests of such partnership; or (d) with respect to any other type of entity, the right to exercise or determine the voting of more than 50% of the equity interests having voting rights in such entity, whether by contract or otherwise.

“Demand Eligible Holder” has the meaning set forth in Section 2(a)(ii).

“Demand Notice” has the meaning set forth in Section 2(a)(i).

“Demand Registration” has the meaning set forth in Section 2(a)(i).

“Effective Date” has the meaning set forth in the preamble.

“Effectiveness Period” has the meaning set forth in Section 2(a)(ii).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“General Partner” means New HESM GP LP and its successor and permitted assigns that are admitted to the Company as general partner of the Company, in its capacity as the general partner of the Company (except as the context otherwise requires).

“GIP” has the meaning set forth in the preamble.

“HESM” has the meaning set forth in the preamble.

“HESM Agreement” means the Third Amended and Restated Agreement of Limited Partnership of HESM, dated as of December 16, 2019, as the same may be amended, supplemented or restated from time to time.

“HESM Class B Units” means the “Class B Units” as defined in the HESM Agreement.

“Hess” has the meaning set forth in the preamble.

“Holder” means (a) any Sponsor who holds Registrable Securities, (b) any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 7(e) hereof or (c) the General Partner, if the General Partner is a holder of Registrable Securities.

“Indemnified Persons” has the meaning set forth in Section 5.

“Initiating Holder” has the meaning set forth in Section 2(a)(i).

“New HESM GP LLC” has the meaning set forth in the preamble.

“New HESM GP LP” has the meaning set forth in the preamble.

“Original Agreement” has the meaning set forth in the recitals.

“Party” and “Parties” have the meanings set forth in the preamble.

“Person” means an individual or group, corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Piggyback Eligible Holder” has the meaning set forth in Section 2(b)(i).

“Piggyback Notice” has the meaning set forth in Section 2(b)(i).

“Piggyback Registration” has the meaning set forth in Section 2(b)(i).

“Piggyback Request” has the meaning set forth in Section 2(b)(i).

“Pro Rata” means, with respect to Holders who have requested to include Registrable Securities in a Registration Statement, apportioned among all such Holders in accordance with the relative number of Registrable Securities held by each such holder and included in the Demand Notice relating to such request.

“Prospectus” means the prospectus included in a Registration Statement (including a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means (a) the aggregate number of Class A Shares issuable or issued to a Holder in a Share Settlement in connection with the redemption or exchange of HESM Class B Units owned by a Sponsor in accordance with the terms of the HESM Agreement (and, for the avoidance of doubt, each Sponsor shall be deemed to hold the Registrable Securities so issuable in respect of the HESM Class B Units owned by such Sponsor); (b) any securities of New HESM or any successor to New HESM issued or issuable with respect to the securities referred to in clause (a) above by way of dividend, distribution, split or combination of securities, or any recapitalization, merger, consolidation or other reorganization; and (c) any other Class A Shares held by the Sponsors from time to time; provided, however, that Registrable Securities shall not include any Company Securities for which Rule 144 of the Securities Act or another exemption from registration is available to enable the holder of such Company Securities to dispose of the number of Company Securities it desires to sell at the time and price it desires to do so without registration under the Securities Act or other similar applicable law (and without any limitation on volume, timing, recipients or intended method or methods of distribution, including through the use of an underwriter, that would not be applicable with a Registration Statement).

“Registration Expenses” has the meaning set forth in Section 4.

“Registration Statement” means a registration statement in the form required to register the resale of the Registrable Securities under the Securities Act and other applicable law, and including any Prospectus, amendments and supplements to each such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 405” means Rule 405 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel and advisors for any Selling Holder.

“Selling Holder” means any Holder selling any Registrable Securities in any offering made pursuant to a Registration Statement hereunder.

“Share Settlement” has the meaning given to such term in the HESM Agreement.

“Shelf Registration Statement” means a Registration Statement made pursuant to Rule 415 of the Securities Act.

“Sponsors” has the meaning set forth in the preamble.

“Stand-Off Period” has the meaning set forth in Section 7(f).

“Suspension Period” has the meaning set forth in Section 2(a).

“Trading Day” means a day during which trading in the Class A Shares on the Trading Market generally occurs.

“Trading Market” means the principal national securities exchange on which Registrable Securities are listed.

“Transaction Agreement” has the meaning set forth in the recitals.

“Transaction Documents” means, collectively, this Agreement, the Company Agreement, the HESM Agreement, the Transaction Agreement and any and all other agreements or instruments provided for in this Agreement to be executed and delivered by the Parties in connection with the transactions contemplated hereby.

“Underwritten Offering” means an offering pursuant to a Registration Statement in which Company Securities are sold to an underwriter on a firm commitment basis for reoffering to the public.

“WKSI” means a “well known seasoned issuer” as defined under Rule 405.

Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) the terms “include”, “includes”, “including” or words of like import shall be deemed to be followed by the words “without limitation”; (d) the terms “hereof”, “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement; (e) unless the context otherwise requires, the term “or” is not exclusive and shall have the inclusive meaning of “and/or”; (f) defined terms herein will apply equally to both the singular and plural forms and derivative forms of defined terms will have correlative meanings; (g) references to any law or statute shall include all rules and regulations promulgated thereunder, and references to any law or statute shall be construed as including any legal and statutory provisions consolidating, amending, succeeding or replacing the applicable law or statute; (h) references to any Person include such Person’s successors and permitted assigns; and (i) references to “days” are to calendar days unless otherwise indicated.

2. Registration.

(a) Demand Registration.

(i) At any time after the Effective Date, any Holder that holds Registrable Securities (the “Initiating Holder”) shall have the option and right, exercisable by delivering a written notice to the Company (a “Demand Notice”), to require the Company to, pursuant to the terms and subject to the limitations set forth in this Agreement, prepare and file with the Commission a Registration Statement registering the offering and sale of the number and type of Registrable Securities on the terms set forth in the Demand Notice (a “Demand Registration”). Upon receipt of a Demand Notice from any Initiating Holder (the “Initiating Holder”), the Company shall file with the Commission as promptly as reasonably practicable a Registration Statement providing for the offer and sale of the Registrable Securities identified in such Demand Notice, which Registration Statement may, at the option of the Initiating Holder, be a Registration Statement that provides for the resale of the Registrable Securities from time to time pursuant to Rule 415 under the Securities Act in accordance with the intended timing and method or methods of distribution thereof specified in the Demand Notice. The Company shall have the right to elect that any Demand Registration be made pursuant to a Shelf Registration Statement. The Company shall use commercially reasonable efforts to cause such Registration Statement to become effective as soon as reasonably practicable after the initial filing of the Registration Statement and to remain effective and available for the resale of the Registrable Securities by the Selling Holders named therein for not less than six months following such Registration Statement’s effective date or such shorter period when all Registrable Securities covered by such Registration Statement have been sold (the “Effectiveness Period”); provided, however, that the Company shall not be required to effect the registration of Registrable Securities pursuant to this Section 2(a) unless at least an aggregate of 1,500,000 Registrable Securities (as adjusted to reflect splits, combinations, dividends and recapitalizations) are offered or the Registrable Securities are offered at an aggregate proposed offering price of not less than $30 million. In the event the Company receives a Demand Notice from one or more Holders request that satisfies the conditions set forth in the immediately preceding sentence, the Company shall retain such underwriters and bookrunning managers as are mutually agreed by the Company and the Selling Holders in order to permit such Selling Holders to offer and sell the Registrable Securities set forth in the Demand Notice through an Underwritten Offering. The Company and such Selling

Holders shall enter into an underwriting agreement in customary form and take all reasonable actions as are requested by the managing underwriters to facilitate the Underwritten Offering and sale of Registrable Securities therein. No Holder may participate in the Underwritten Offering unless it agrees to sell its Registrable Securities covered by the Registration Statement on the terms and conditions set forth in the underwriting agreement and completes and delivers all necessary documents and information reasonably required under the terms of such underwriting agreement or as the General Partner may determine is reasonably necessary to effect such Underwritten Offering. Any Holder may withdraw from such Underwritten Offering by notice to the Company and the managing underwriter, provided such notice is delivered prior to the launch of such Underwritten Offering.

(ii) Within five (5) Trading Days of the Company’s receipt of a Demand Notice, the Company shall give written notice of such Demand Notice to all Holders eligible to participate in the Demand Registration pursuant to this Section 2(a) (the “Demand Eligible Holders”). and shall, subject to the limitations of this Section 2(a), as promptly as is reasonably practicable, file a Registration Statement covering all of the Registrable Securities that the Demand Eligible Holders shall in writing request (such request to be given to the Company within five (5) Trading Days of receipt of such notice of the Demand Notice given by the Company pursuant to this Section 2(a)(ii)) to be included in such Demand Registration as directed by the Initiating Holder in the Demand Notice.

(iii) Subject to the other limitations contained in this Agreement, the Company is not obligated hereunder to effect more than (A) one (1) Demand Registration on Form S-1 (or any equivalent or successor form under the Securities Act) in any twelve (12) month period and (B) two (2) Demand Registrations on Form S-3 (or any equivalent or successor form under the Securities Act) in any twelve (12) month period.

(iv) Notwithstanding any other provision of this Section 2(a), the Company shall not be required to effect a registration or file a Registration Statement pursuant to this Section 2(a), and may suspend the use of an effective Registration Statement: (A) during the period starting with the date that is sixty (60) days prior to the General Partner’s good faith estimate of the date of filing of, and ending on the date that is ninety (90) days after the effective date of, a Company-initiated registration that is approved by the board of directors of the General Partner, provided that the Company is actively employing commercially reasonable efforts to cause such registration statement to become effective; (B) for a period of up to ninety (90) days after the date a Demand Notice is received by the Company pursuant to this Section 2(a) if the General Partner determines that the Company’s compliance with its obligations under this Agreement would be detrimental to the Company because such registration would be reasonably likely to (x) materially interfere with a significant acquisition, financing, merger, reorganization or other similar transaction involving the Company or otherwise have a material adverse effect on the Company, (y) require disclosure of material information that the Company has a bona fide business purpose for preserving as confidential or (z) render the Company unable to comply with requirements under applicable securities laws (any such period, a “Suspension Period”); provided, however, that in no event shall the Company postpone or defer any Demand Registration pursuant to this Section 2(a)(iv) for more than an aggregate of one hundred and eighty (180) days in any twelve (12) month period.

(v) Notwithstanding any other provision of this Section 2(a), in the event that the managing underwriter of an Underwritten Offering advises the Company and the Demand Eligible Holders in writing that, in such managing underwriter’s opinion, the inclusion of all or some Registrable Securities of Demand Eligible Holders in a subject Registration Statement would have a material adverse effect on the timing or success of the Underwritten Offering (including the price received for the securities to be offered in such Underwritten Offering), the total number of Registrable Securities of each Demand Eligible Holder that shall be included in such Underwritten Offering shall be reduced on a Pro Rata basis until the total number of Registrable Securities offered in such Underwritten Offering will not, in the opinion of the managing underwriter, have such a material adverse effect. Any Registrable Securities excluded or withdrawn from such Underwritten Offering shall be withdrawn from the registration.

(vi) The Company may include in any such Demand Registration other Company Securities for sale for its own account or for the account of any other Person; provided that if the managing underwriter for the offering determines that the number of Company Securities proposed to be offered in such offering would have a material adverse effect on the timing or success of such offering (including the price received for the securities to be offered in such offering), then the Registrable Securities to be sold by the Demand Eligible Holders shall be included in such registration before any Company Securities proposed to be sold for the account of the Company or any other Person. Any such Registrable Securities to be offered in such offering shall be allocated among the Demand Eligible Holders on a Pro Rata basis.

(vii) Subject to the limitations contained in this Agreement, the Company shall effect any Demand Registration on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such Demand Registration shall be effected on another appropriate form for such purpose pursuant to the Securities Act) and if the Company becomes, and is at the time of its receipt of a Demand Notice, a WKSI, the Demand Registration for any offering and selling of Registrable Securities through a firm commitment underwriting shall be effected pursuant to an Automatic Shelf Registration Statement, which shall be on Form S-3 or any equivalent or successor form under the Securities Act (if available to the Company); provided, however, that if at any time a Registration Statement on Form S-3 is effective and a Holder provides written notice to the Company that it intends to effect an offering of all or part of the Registrable Securities included on such Registration Statement, the Company will amend or supplement such Registration Statement as may be necessary in order to enable such offering to take place.

(viii) Without limiting Section 3, in connection with any Demand Registration pursuant to and in accordance with this Section 2(a), the Company shall, (A) promptly prepare and file or cause to be prepared and filed (1) such additional forms, amendments, supplements, prospectuses, certificates, letters, opinions and other documents, as may be necessary or advisable to register or qualify the securities subject to such Demand Registration, including under the securities laws of such states as the Demand Eligible Holders shall reasonably request; provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would become subject to general service of process or to taxation or qualification to do business in such jurisdiction solely as a result of registration and (2) such forms, amendments, supplements, prospectuses, certificates, letters, opinions and other documents as may be necessary to apply for listing or to list the Registrable Securities subject to such Demand Registration on the Trading Market and (B) do any and all other acts and things that may be necessary or appropriate or reasonably requested by the Demand Eligible Holders to enable such Holders to consummate a public sale of such Registrable Securities in accordance with the intended timing and method or methods of distribution thereof.

(ix) In the event a Holder transfers Registrable Securities included on a Registration Statement in accordance with Section 7(e), and such Registrable Securities remain Registrable Securities following such transfer, at the request of such Holder, the Company shall amend or supplement such Registration Statement as may be necessary in order to enable such transferee to offer and sell such Registrable Securities pursuant to such Registration Statement.

(x) The Company shall use commercially reasonable efforts to become eligible to use Form S-3 and, after becoming eligible to use Form S-3, shall use commercially reasonable efforts to remain eligible to use Form S-3, including by timely filing all reports with the Commission and meeting the other requirements of the Exchange Act.

(xi) Whenever an Underwritten Offering has been initiated, each Holder participating in such Underwritten Offering shall, if applicable, cause such Registrable Securities to be redeemed or exchanged for Class A Shares in accordance with the terms of the HESM Agreement before or substantially concurrently with the sale of such Registrable Securities.

(b) Piggyback Registration.

(i) At any time after the Effective Date, if the Company shall propose at any time to file a Registration Statement, other than pursuant to a Demand Registration, for an offering of Company Securities for cash (other than an offering relating to an employee benefit plan or dividend reinvestment plan, an offering relating to a transaction on Form S-4 or an offering on any registration statement that does not permit secondary sales), the Company shall promptly notify all Holders eligible to participate in such offering (each a “Piggyback Eligible Holder”) of such proposal reasonably in advance of (and in any event at least five (5) Business Days before) the anticipated filing date (the “Piggyback Notice”). The Piggyback Notice shall offer the Piggyback Eligible Holders the opportunity to include for registration in such

Registration Statement the number of Registrable Securities as they may request (a “Piggyback Registration”). The Company shall use commercially reasonable efforts to include in such Registration Statement such number of Registrable Securities held by any Holder as each Holder shall request in a written notice (a “Piggyback Request”) to the Company within two Business Days of such Holder’s receipt of such Piggyback Request from the Company. If a Piggyback Eligible Holder decides not to include all of its Registrable Securities in any Registration Statement thereafter filed by the Company, such Piggyback Eligible Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of Company Securities, all upon the terms and conditions set forth herein.

(ii) If the Registration Statement under which the Company gives notice under this Section 2(b) is for an Underwritten Offering, then any Holder’s ability to include its desired amount of Registrable Securities in such Registration Statement shall be conditioned upon such Piggyback Eligible Holder’s participation in such underwriting and the inclusion of such Piggyback Eligible Holder’s Registrable Securities in the Underwritten Offering; provided that, in the event that the managing underwriter of such Underwritten Offering advises the Company and the Holder in writing that, in such managing underwriter’s opinion, the inclusion of all or some Registrable Securities of Piggyback Eligible Holders would have a material adverse effect on the timing or success of the Underwritten Offering (including the price received for the securities to be offered in such Underwritten Offering), the amount of Registrable Securities of each Selling Holder that shall be included in such Underwritten Offering shall be reduced on a Pro Rata basis until the total number of Registrable Securities offered in such Underwritten Offering will not, in the opinion of the managing underwriter, have such a material adverse effect. In connection with any such Underwritten Offering, the Company and the Selling Holders involved shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such Underwritten Offering by the Company and take all reasonable actions as are requested by the managing underwriters to facilitate the Underwritten Offering and sale of Registrable Securities therein. No Holder may participate in the Underwritten Offering unless it agrees to sells its Registrable Securities covered by the Registration Statement on the terms and conditions of the underwriting agreement and completes and delivers all necessary documents and information reasonably required under the terms of such underwriting agreement or as the General Partner may determine is reasonably necessary to effect such Underwritten Offering. Any Holder may irrevocably withdraw from such Underwritten Offering by delivering written notice to the Company and the managing underwriter; provided such notice is delivered prior to the launch of such Underwritten Offering; provided further that, if such withdrawal results in the termination of such Underwritten Offering, such Holder shall reimburse the Company for any costs reasonably incurred by the Company with respect to such Underwritten Offering. The Company shall have the right to terminate or withdraw any Registration Statement or Underwritten Offering initiated by it under this Section 2(b) prior to the effective date of the Registration Statement or the pricing date of the applicable Underwritten Offering, as applicable. For any Piggyback Eligible Holder that is a partnership, limited liability company, corporation or other entity, the partners, members, stockholders, subsidiaries, parents and Affiliates of such Piggyback Eligible Holder, or the estates and family members of any such partners/members and retired partners/members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “Piggyback Eligible Holder,” and any Pro Rata reduction with respect to such “Piggyback Eligible Holder” shall be based upon the aggregate amount of securities carrying registration rights owned by all entities and individuals included in such “Piggyback Eligible Holder,” as defined in this sentence.

(iii) The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2(b) prior to the Effective Date of such Registration Statement whether or not any Piggyback Eligible Holder has elected to include Registrable Securities in such Registration Statement. The registration expenses of such withdrawn registration shall be borne by the Company in accordance with Section 4 hereof.

(c) Any Demand Notice or Piggyback Request shall (i) specify the Registrable Securities intended to be offered and sold by the Holder making the request, (ii) express such Holder’s present intent to offer such Registrable Securities for distribution, (iii) describe the nature or method of the proposed offer and sale of Registrable Securities and (iv) contain the undertaking of such Holder to provide all such information and materials and take all action as may reasonably be required in order to permit the Company to comply with all applicable requirements in connection with the registration of such Registrable Securities.

(d) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

(e) The Company has not entered into and, unless agreed in writing by each of the Sponsors, on or after the date of this Agreement will not enter into, any agreement which (a) is inconsistent with the rights granted to the Holders with respect to Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof in any material respect or (b) other than as set forth in this Agreement or in the Company Agreement, would allow any holder of Company Securities to include Company Securities in any Registration Statement filed by the Company on a basis that is superior or more favorable in any material respect to the rights granted to the Holders hereunder.

3. Registration Procedures.

The procedures to be followed by the Company and each Holder that elects to sell Registrable Securities in a Registration Statement pursuant to this Agreement, and the respective rights and obligations of the Company and such Holders, with respect to the preparation, filing and effectiveness of such Registration Statement, are as follows:

(a) The Company will furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing a Registration Statement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing a Registration Statement or supplement or amendment thereto, and (ii) such number of copies of such Registration Statement and the prospectus included therein and any supplements and amendments thereto as such Persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Registration Statement; provided, however, that the Company will not have any obligation to provide any document pursuant to clauses (i) or (ii) above that is available on the Commission’s website.

(b) Each Selling Holder will provide to the Company such information regarding such Selling Holder that is reasonably requested by the Company for inclusion in a Registration Statement, preliminary prospectus, final prospectus or free writing prospectus relating to the Registrable Securities held by such Selling Holder or as the General Partner otherwise deems necessary or appropriate in order for the Company to fulfill its obligations under this Agreement. Such Selling Holder will promptly notify the Company of any change in any such information provided by such Selling Holder.

(c) If applicable, the Company will use its commercially reasonable efforts to register or qualify the Registrable Securities covered by a Registration Statement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the managing underwriter, shall reasonably request; provided, however, that the Company will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action that would subject it to general service of process or taxation in any jurisdiction where it is not then so subject.

(d) The Company will promptly notify each Selling Holder and each underwriter, at any time when a prospectus is required to be delivered under the Securities Act, of (i) the filing of a Registration Statement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Registration Statement or any post-effective amendment thereto, when the same has become effective; and (ii) any written comments from the Commission with respect to any Registration Statement or any document incorporated by reference therein and any written request by the Commission for amendments or supplements to a Registration Statement or any prospectus or prospectus supplement thereto.

(e) The Company will immediately notify each Selling Holder and each applicable underwriter, and each Selling Holder will immediately notify the Company, at any time when a prospectus is required to be delivered under the Securities Act, when the Company or such Selling Holder, as applicable, becomes aware of (i) the occurrence of any event or existence of any fact (but not a description of such event or fact) as a result of which the prospectus or prospectus supplement contained in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the

Prospectus contained therein, in the light of the circumstances under which a statement is made); (ii) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement, or the initiation of any proceedings for that purpose; or (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, the Company agrees to, as promptly as practicable, amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus contained therein, in the light of the circumstances under which a statement is made) and to take such other reasonable action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto; provided, however, that no notice by the Company shall be required pursuant to this clause (iii) in the event that the Company either promptly files a prospectus supplement to update the Prospectus or a Form 8-K or other appropriate Exchange Act report that is incorporated by reference into the Registration Statement, which in either case, contains the requisite information that results in such Registration Statement no longer containing any untrue statement of material fact or omitting to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) The Company and each Selling Holder will enter into customary agreements and take such other actions as are reasonably requested by, as applicable, the General Partner, the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of the Registrable Securities, including the provision of comfort letters and legal opinions as are reasonable and customary in such securities offerings.

(g) The Company will use commercially reasonable efforts to, as promptly as reasonably practicable, (i) prepare and file with the Commission such amendments, including post- effective amendments, and supplements to each Registration Statement and the Prospectus used in connection therewith as may be necessary under applicable law to keep such Registration Statement continuously effective with respect to the disposition of all Registrable Securities covered thereby for its Effectiveness Period and, subject to the limitations contained in this Agreement, prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities held by the Holders; (ii) cause the related Prospectus to be amended or supplemented by any required prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; and (iii) respond to any comments received from the Commission with respect to each Registration Statement or any amendment thereto and, as promptly as reasonably possible provide such Holders true and complete copies of all correspondence from and to the Commission relating to such Registration Statement that pertains to such Holders as selling Holders but not any comments that would result in the disclosure to such Holders of material and non-public information concerning the Company.

(h) If any Registrable Securities are certificated or if otherwise agreed by the Company, the Company will cooperate with such Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free of all restrictive legends indicating that the Registrable Securities are unregistered or unqualified for resale under the Securities Act, Exchange Act or other applicable securities laws, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holder may request in writing. In connection therewith, if required by the Company’s transfer agent, the Company will promptly, after the Effective Date of the Registration Statement, cause an opinion of counsel as to the effectiveness of the Registration Statement to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without any such legend upon sale by the Holder of such Registrable Securities under the Registration Statement.

(i) In the event such Holders seek to complete an underwritten offering, for a reasonable period prior to the filing of any Registration Statement and throughout the Effectiveness Period, the Company will make available upon reasonable notice at the Company’s principal place of business or such other reasonable place for inspection by the managing underwriter or managing underwriters such financial and other information and books and records of the Company, and cause the officers, employees, counsel and independent certified public accountants of the Company to respond to such inquiries, as shall be reasonably necessary (and in the case of counsel, not violate an attorney-client privilege in such counsel’s reasonable belief) to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act.

(j) In connection with any registration of Registrable Securities pursuant to this Agreement, the Company will take all commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of Registrable Securities by such Holders, including using commercially reasonable efforts to cause appropriate officers and employees to be available, on a customary basis and upon reasonable notice, to meet with prospective investors in presentations, meetings and road shows.

(k) The Company will use commercially reasonable efforts to avoid the issuance of, or, if issued, to obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment, or if any such order or suspension is made effective during any Suspension Period, at the earliest practicable moment after the Suspension Period is over.

4. Registration Expenses. Except as set forth in an underwriting agreement for the applicable Underwritten Offering or as otherwise agreed between a Selling Holder and the Company, all Registration Expenses of a Registration Statement filed or an Underwritten Offering that includes Registrable Securities pursuant to this Agreement shall be paid by the Company; provided, however, that any Selling Expenses related to a Registration Statement or an Underwritten Offering that includes Registrable Securities pursuant to this Agreement shall be paid by the Selling Holders. “Registration Expenses” shall include, without limitation, (i) all registration and filing fees (including fees and expenses (A) with respect to filings required to be made with the Trading Market and (B) in compliance with applicable state securities or “Blue Sky” laws), (ii) printing expenses (including expenses of printing certificates for Company Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by a Holder of Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel, auditors and accountants for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including expenses payable to third parties and including all salaries and expenses of their officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on the Trading Market.

5. Indemnification.

(a) If requested by a Holder, the Company shall indemnify and hold harmless each underwriter, if any, engaged in connection with any registration referred to in Section 2 and provide representations, covenants, opinions and other assurances to any underwriter in form and substance reasonably satisfactory to such underwriter and the Company. Further, the Company shall, to the fullest extent permitted by law, indemnify and hold harmless each Selling Holder, its officers, directors and each Person who controls the Holder (within the meaning of the Securities Act) and any agent thereof (collectively, “Indemnified Persons”) from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, under the Securities Act or otherwise (hereinafter referred to in this Section 5 individually as a “claim” and collectively as “claims”) based upon, arising out of or resulting from any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, preliminary prospectus, final prospectus or issuer free writing prospectus under which any Registrable Securities were registered or sold by such Selling Holder under the Securities Act, or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company shall not be liable to any Indemnified Person to the extent that any such claim (x) arises out of, is based upon or results from an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus or issuer free writing prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Indemnified Person specifically for use in the preparation thereof or (y) is attributable to a claim arising from offers or sales of Registrable Securities that are made by a Selling Holder during a period that the Selling Holder knows is a Suspension Period.

(b) Each Selling Holder shall, to the fullest extent permitted by law, indemnify and hold harmless the Company, the General Partner, the General Partner’s officers and directors and each Person who controls the Company or the General Partner (within the meaning of the Securities Act) and any agent thereof to the same extent as the foregoing indemnity from the Company to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in a Registration Statement, preliminary prospectus, final prospectus or free writing prospectus relating to the Registrable Securities held by such Selling Holder.

(c) The provisions of this Section 5 shall be in addition to any other rights to indemnification or contribution that a Person entitled to indemnification under this Agreement may have pursuant to law, equity, contract or otherwise. Notwithstanding anything to the contrary herein, this Section 5 shall survive any termination or expiration of this Agreement indefinitely.

6. Facilitation of Sales Pursuant to Rule 144. To the extent it shall be required to do so under the Exchange Act, the Company shall timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144), and shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144. Upon the request of any Holder in connection with that Holder’s sale pursuant to Rule 144, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

7. Miscellaneous.

(a) Remedies. In the event of a breach by the Company of any of its obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b) Discontinued Disposition. Each Holder agrees by its acquisition of Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(e), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemental Prospectus or amended Registration Statement or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this Section 7(b).

(c) Amendments and Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Parties. The Company shall provide prior notice to all Holders of any proposed waiver or amendment. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.

(d) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile or electronic mail as specified in this Section 7(d) prior to 5:00 p.m. (Eastern Standard Time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile or electronic mail as specified in this Agreement later than 5:00 p.m. (Eastern Standard Time) on any date and earlier than 11:59 p.m. (Eastern Standard Time) on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) upon actual receipt by the Party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company, New HESM GP LP or New HESM GP LLC:	c/o Hess Midstream GP LLC 1185 Avenue of the Americas, 40th Floor New York, New York 10036 Attention: General Counsel Telephone: 212-536-8004 Facsimile: 212-536-8241 Email: TGoodell@hess.com

With a copy (which shall not constitute notice) to:	Hess Midstream LP c/o Hess Midstream GP LLC 1501 McKinney Street Houston, Texas 77010 Attention: Chief Financial Officer Telephone: 713-496-8252 Facsimile: 713-496-8028 Email: JStein@hess.com

If to GIP:

GIP II Blue Holding Partnership, L.P.

c/o Global Infrastructure Management, LLC

1345 Avenue of the Americas, 30th Floor

New York, New York 10105

Attention: William Brilliant

Telephone: (212) 315-8180

Facsimile: (646) 282-1580

Email: will.brilliant@global-infra.com

With a copy (which shall not constitute notice) to:

GIP II Blue Holding Partnership, L.P.

c/o Global Infrastructure Management UK LLP

5 Wilton Road, Sixth Floor

London SW1V 1AN

United Kingdom

Attention: Joseph Blum, General Counsel

Telephone: +44 207 798 0430

Facsimile: +44 207 798 0530

Email: joe.blum@global-infra.com

If to Hess:

Hess Investments North Dakota LLC

c/o Hess Corporation

1185 Avenue of the Americas, 40th Floor

New York, New York 10036

Attention: General Counsel

Telephone: 212-536-8004

Facsimile: 212-536-8241

Email: TGoodell@hess.com

With a copy (which shall not constitute notice) to:

Hess Investments North Dakota LLC

c/o Hess Corporation

1501 McKinney Street

Houston, Texas 77010

Attention: Chief Financial Officer

Telephone: 713-496-8252

Facsimile: 713-496-8028

Email: JStein@hess.com

If to any other Person who is then the registered Holder:	To the address of such Holder as it appears in the applicable register for the Registrable Securities or such other address as may be designated in writing hereafter, in the same manner, by such Person.

(e) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns. Except as provided in this Section 7(e), this Agreement, and any rights or obligations hereunder, may not be assigned without the prior written consent of the Company and each of the Sponsors. Notwithstanding anything in the foregoing to the contrary, the registration rights of a Holder pursuant to this Agreement with respect to all or any portion of its Registrable Securities may be assigned without such consent (but only with all related obligations) with respect to such Registrable Securities (and any Registrable Securities issued as a dividend or other distribution with respect to, in exchange for or in replacement of such Registrable Securities) by such Holder to (i) any of its Affiliates or (ii) a transferee of Registrable Securities in which the amount of securities transferred represents 7.5% or more of the total number of Registrable Securities on the Effective Date; provided (x) the Company is, within a reasonable time after such assignment, furnished with written notice of the name and address of such assignee and the Registrable Securities with respect to which such registration rights are being assigned and (y) such assignee agrees in writing to be bound by and subject to the terms set forth in this Agreement. The Company may not assign its respective rights or obligations hereunder without the prior written consent of each of the Sponsors.

(f) “Market Stand-Off” Agreement. In connection with any underwritten offering of Company Securities, each Holder that, together with its Affiliates, holds five percent (5%) or more of the Company’s voting securities (each, a “5% Holder”) hereby agrees that such Holder shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale of, any Company Securities held by such Holder (other than those included in such offering) for a period specified by the representative of the underwriters of Company Securities not to exceed ninety (90) days following the closing date of the offering of Company Securities (the “Stand-Off Period”); provided that all officers and directors of the General Partner and each Holder that, together with its Affiliates, holds at least five percent (5%) of the Company’s voting securities enter into similar agreements and only if such Persons remain subject thereto (and are not released from such agreement) for such Stand-Off Period. Each 5% Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Company Securities, each Holder shall provide, within three (3) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company Securities pursuant to a Registration Statement. The obligations described in this Section 7(f) shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to Class A Shares (or other securities) subject to the foregoing restriction until the end of the Stand-Off Period.

(g) Specific Performance. Damages in the event of breach of Section 5 by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each party, in addition to and without limiting any other remedy or right it may have, will have the right to seek an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives, to the fullest extent permitted by law, any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such party from pursuing any other rights and remedies at law or in equity that such party may have.

(h) Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile or electronic mail transmission, such signature shall create a valid binding obligation of the Party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such signature delivered by facsimile or electronic mail transmission were the original thereof.

(i) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law.

(j) Submission to Jurisdiction. Each of the Parties irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware and any appellate court from and thereof, in any action or proceeding arising out of or relating to this Agreement, or for the recognition or enforcement of any judgment, and each of the Parties irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Delaware court or, to the fullest extent permitted by applicable law, in such federal court. The Parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(k) Waiver of Venue. The Parties irrevocably and unconditionally waive, to the fullest extent permitted by applicable law, (i) any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement in any court referred to in Sections 7(i) and (ii) the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(l) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(m) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the Parties shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the Parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(n) Entire Agreement. This Agreement, together with each of the other Transaction Documents, constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior contracts or agreements with respect to the subject matter hereof and supersede any and all prior or contemporaneous discussions, agreements and understandings, whether oral or written that may have been made or entered into by or among any of the Parties or any of their respective affiliates relating to the transactions contemplated hereby.

(o) Headings; Section References. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. Unless otherwise stated, references to Sections, Schedules and Exhibits are to the Sections, Schedules and Exhibits of this Agreement.

[THIS SPACE LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

HESS MIDSTREAM LP

By:	Hess Midstream GP LP, its general partner

By:	Hess Midstream GP LLC, its general partner

By:	/s/ Jonathan C. Stein
Name:	Jonathan C. Stein
Title:	Chief Financial Officer

HESS MIDSTREAM GP LP

By:	Hess Midstream GP LLC, its general partner

By:	/s/ Jonathan C. Stein
Name:	Jonathan C. Stein
Title:	Chief Financial Officer

HESS MIDSTREAM GP LLC

By:	/s/ Jonathan C. Stein
Name:	Jonathan C. Stein
Title:	Chief Financial Officer

HESS INVESTMENTS NORTH DAKOTA LLC

By:	/s/ Jonathan C. Stein
Name:	Jonathan C. Stein
Title:	Vice President

Signature Page to Amended and Restated Registration Rights Agreement

GIP II BLUE HOLDING PARTNERSHIP, L.P.

By:	GIP BLUE HOLDING GP, LLC,
its general partner

By:	/s/ Gregg Myers
Name:	Gregg Myers
Title:	Chief Financial Officer

Signature Page to Amended and Restated Registration Rights Agreement